STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

Trudy Corporation

a corporation originally organized under the laws of Delaware on February 25, 1987, did on December 21, 2010 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **21st** day of **December**, **2010**.

Max Maxfield
Secretary of State

By: Machá Bowman

Filed Date: 12/21/2010

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 12/21/2010 09:01 AM
ID: 2010-000594154

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

Trudy Corporation

2. Incorporated under the laws of: Delaware
(State or country of incorporation)

3. Date of incorporation: 02/25/1987
(mm/dd/yyyy)

4. Period of duration: Perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:

2710 Thomas Ave, Cheyenne, WY 82001

6. Principal office address:

2300 W. Sahara Ave, Suite 800, Las Vegas, NV 89102

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Wyoming Corporate Services Inc.
2710 Thomas Ave, Cheyenne, WY 82001

RECEIVED
DEC 14 2010
SECRETARY OF STATE
WYOMING

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

Any Lawful business

9. Names and usual business addresses of its current officers and directors:

Office	Name / Address
President	STANLEY LARSON, 2300 W. SAHARA AVE, SUITE 800, LAS VEGAS, NV 89102
Vice President	
Secretary	STANLEY LARSON, 2300 W. SAHARA AVE, SUITE 800, LAS VEGAS, NV 89102
Treasurer	STANLEY LARSON, 2300 W. SAHARA AVE, SUITE 800, LAS VEGAS, NV 89102
Director	STANLEY LARSON, 2300 W. SAHARA AVE, SUITE 800, LAS VEGAS, NV 89102
Director	
Director	

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
29,800,000,000	COMMON	COMMON	0.00001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
200,000,000	PREFERRED	A, B, C, D	0.00001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]

Date: 11/04/2010
(mm/dd/yyyy)

Print Name: STANLEY LARSON

Title: PRESIDENT

Contact Person: STANLEY LARSON

Daytime Phone Number: (702) 622-9046

Email: stan@stanlarson.ca

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, Wyoming Corporate Services, Inc. *(name of registered agent)*, registered office located at

2710 Thomes Ave
Cheyenne, WY 82001

* *(registered office physical address, city, state & zip)*

voluntarily consent to serve as the registered agent for Trudy Corporation *(name of business entity)*

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: [signature] *(Shall be executed by the registered agent.)*

Date: 12/14/2010 *(mm/dd/yyyy)*

Print Name: Therese M Hoard, Wyoming Corporate Services, Inc.

Daytime Phone: (307) 632-3333

Title: Registered Agent

Email: tax@wyomingcompany.com

Registered Agent Mailing Address (if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ____________________ *(Shall be executed by the registered agent.)*

Date: ________ *(mm/dd/yyyy)*

Checklist

☐ Submit one **originally signed** consent to appointment and one exact photocopy.

SHARE STRUCTURE FOR TRUDY CORPORATION

	AUTHORIZED	ISSUED	PAR VALUE
COMMON	29,800,000,000	700,862,912	0.00001
PREFERRED A	1,000,000	ZERO	0.00001
PREFERRED B	10,000,000	ZERO	0.00001
PREFERRED C	10,000,000	ZERO	0.00001
PREFERRED D	20,000,000	ZERO	0.00001

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "TRUDY CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRD DAY OF DECEMBER, A.D. 2010.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

2118500 8300

101083126

AUTHENTICATION: 8399127

DATE: 12-03-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TRUDY CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1987, AT 9 O'CLOCK A.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE TWENTY-FIFTH DAY OF MARCH, A.D. 1987, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF MAY, A.D. 1987, AT 9 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 1996, AT 9 O'CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF MARCH, A.D. 2005, AT 12:54 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MARCH, A.D. 2005.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

2118500 8100H

AUTHENTICATION: 8399128

101083126

DATE: 12-03-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

AFORESAID CORPORATION, "TRUDY CORPORATION".

Jeffrey W. Bullock, Secretary of State

2118500 8100H

AUTHENTICATION: 8399128

101083126

DATE: 12-03-10

8700560025

FILED

FEB 25 1987 9AM

CERTIFICATE OF INCORPORATION

OF

TRUDY CORPORATION

*****

1. The name of the corporation is Trudy Corporation.

2. The address of its registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Eight Hundred Fifty Million (850,000,000) which shall be Common Stock of the par value of $.00001 per share, amounting in the aggregate to Eighty-Five Thousand and 00/100 Dollars (8,500.00).

Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the corporation from time to time.

5. The name and mailing address of the Corporation's Sole Incorporator is Neil H. Aronson, 6 Marsh Drive, Medfield, Massachusetts 02052.

6. The names and addresses of the persons who are to serve as the directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

William W. Burnham	241 White Oak Shade New Canaan, Connecticut 06840
Peter B. Burnham	30 Twin Oak Lane Wilton, Connecticut 06897
Robert A. Gerlin	121 Millstone Road Wilton, Connecticut 06897
Herbert Sand	101 W. 55th Street New York, New York 10019
John R. MacArthur	548 Boston Post Road Madison, Connecticut 06443

7. The corporation is to have perpetual existence.

8. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

9. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the bylaws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may

require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or

of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

12. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 24TH day of February, 1987.

Neil H. Aronson

Neil H. Aronson

COMMONWEALTH OF MASSACHUSETTS)
) ss.:
COUNTY OF MIDDLESEX)

BE IT REMEMBERED that on this 24TH day of February, 1987, personally came before me, a Notary Public for the Commonwealth of Massachusetts, Neil H. Aronson, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

Deborah A. Boucher

Notary Public

MY COMMISSION EXPIRES 11-5-93

DEBORAH A. BOUCHER NOTARY PUBLIC COMMONWEALTH OF MASSACHUSETTS U.S.A.

8700840084

FILED

MAR 25 1987

SECRETARY OF STATE

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of March 23, 1987, is between Trudy Corporation, a Connecticut corporation ("TC/Connecticut"), and Trudy Corporation, a Delaware corporation ("TC/Delaware"). TC/Connecticut and TC/Delaware are hereafter sometimes collectively referred to as the "Constituent Corporations".

WHEREAS, TC/Connecticut is a corporation duly organized and existing under the laws of the State of Connecticut;

WHEREAS, TC/Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, on the date of this Merger Agreement TC/Connecticut has authority to issue 5,000 shares ("TC/Connecticut Common Stock"), consisting of 5,000 shares of Common Stock, no par value per share, 1,500 of which shares are issued and outstanding ;

WHEREAS, on the date of this Merger Agreement, TC/Delaware has authority to issue 850,000,000 shares, consisting of 850,000,000 shares of Common Stock, $.00001 par value per share, 100 of which shares are issued and outstanding;

WHEREAS, the respective Boards of Directors of TC/Connecticut and TC/Delaware have determined that it is advisable and in the best interests of each of such corporations that TC/Connecticut merge with and into TC/Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of TC/Connecticut in the State of Delaware; and

WHEREAS, the respective Boards of Directors of TC/Connecticut and TC/Delaware have, by resolutions duly adopted, approved this Merger Agreement, the shareholders of TC/Connecticut have, by unanimous consent, approved this Merger Agreement, and the sole shareholder of TC/Delaware has, by written consent, approved this Merger Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and convenants set forth herein, TC/Connecticut and TC/Delaware hereby agree as follows:

1. Merger. TC/Connecticut shall be merged with and into TC/Delaware (the "Merger"), and TC/Delaware shall be the surviving corporation "hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the time and date of filing of such documents as may be required under application law ("Effective Time").

2. Governing Documents. The Certificate of Incorporation of TC/Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving

Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of TC/Delaware, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

3. Succession. At the Effective Time, the separate corporate existence of TC/Connecticut shall cease, and TC/Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, desabilities and duties of TC/Connecticut; and all and singular, the rights, privileges, powers and franchises of TC/Connecticut, and all property, real, personal and mixed, and all debts due to TC/Connecticut on whatever account, as well as for share subscriptions and all other things in action or belonging to TC/Connecticut, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of TC/Connecticut, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in TC/Connecticut, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of TC/Connecticut, shall be preserved unimpaired; and all debts, liabilities and duties of TC/Connecticut shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of TC/Connecticut, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of TC/Delaware and shall be as effective and binding thereon as the same were with respect to TC/Connecticut. The employees and agents of TC/Connecticut shall become the employees and agents of TC/Delaware and continue to be entitled to the same rights and benefits which they enjoyed as employees of TC/Connecticut.

4. Further Assurances. From time to time, as and when required by TC/Delaware, or by its successors and assigns, there shall be executed and delivered on behalf of TC/Connecticut such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in TC/Delaware the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of TC/Connecticut, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of TC/Delaware are fully authorized in

the name and on behalf of TC/Connecticut to take any and all such action and to execute and deliver any and all deeds and other instruments.

5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of TC/Connecticut Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be Two Hundred Seventy Thousand Six Hundred Sixty Six and 67/100 (270,666.67) fully-paid and non-assessable shares of TC/Delaware Common Stock.

(b) The 100 shares of TC/Delaware Common Stock presently issued and outstanding in the name of William W. Burnham shall be given to TC/Delaware as a capital contribution and shall be cancelled and resume the status of authorized and unissued shares of TC/Delaware Common Stock, and no shares of TC/Delaware Common Stock or other securities of TC/Delaware shall be issued in respect thereof.

6. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of TC/Connecticut Common Stock shall be presented to the Surviving Corporation to be exchanged for certificates representing shares of TC/Delaware Common Stock as converted as herein provided. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to TC/Delaware or its transfer agents, have and be entitled to exercise and voting and other rights with respect to and to receive and dividends and other distributions upon the shares of TC/Delaware Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of TC/Connecticut and TC/Delaware immediately prior to the Effective Time shall be surrendered to TC/Delaware for cancellation; at and after the Effective Time, the shares represented by such certificates shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

7. Employee Benefit Plans. As of the Effective Time, TC/Delaware hereby assumes all obligations of TC/Connecticut under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

8. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

9. Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of TC/Connecticut or TC/Delaware, or both of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations if circumstances arise which, in the opinion of the board of Directors of TC/Connecticut or TC/Delaware, make the Merger inadvisable.

10. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

IN WITNESS WHEREOF, TC/Connecticut and TC/Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:

Secretary

TRUDY CORPORATION
A Connecticut Corporation

By

William W. Burnham
President

ATTEST:

Secretary

TRUDY CORPORATION
A Delaware Corporation

By

William W. Burnham
President

00005

SECRETARY'S CERTIFICATE

I, Robert A. Gerlin, Secretary of Trudy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by the President and attested by the Secretary of said Trudy Corporation, a corporation of the State of Delaware, was duly submitted to the sole stockholder of said Trudy Corporation, pursuant to Title 8, Section 228 of the Delaware Corporation Law for the purpose of considering and taking action upon said Agreement of Merger, that one hundred (100) shares of Common Stock of said corporation were on the said date issued and outstanding and that the holder of all of said shares voted in favor of said Agreement and no holder of shares voted against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement was duly adopted as the act of the stockholders of said Trudy Corporation, and the duly adopted agreement of the said Corporation.

WITNESS my hand and seal of said Trudy Corporation on this 23rd day of March, 1987

[CORPORATE SEAL]

TRUDY CORPORATION
1985
DELAWARE

TRUDY CORPORATION

By ______________________
Robert A. Gerlin
Secretary

00006

Certificate of Agreement of Merger of the "TRUDY CORPORATION",

a corporation organized and existing under the laws of the State of Connecticut,

merging with and into the "TRUDY CORPORATION",

a corporation organized and existing under the laws of the State of Delaware,

under the name of "TRUDY CORPORATION",

as received and filed in this office the twenty-fifth day of March,

A.D. 1987, at 9 o'clock A.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware

60007

8701380338

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRUDY CORPORATION

*****

FILED

MAY 18 1987 9Am

TRUDY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by unanimous written consents dated May 13, 1987, all of the stockholders entitled to vote thereon and all of the directors of Trudy Corporation adopted the following resolution amending the Certificate of Incorporation of said Corporation:

RESOLVED: That the Certificate of Incorporation of the Corporation be amended by changing article numbered 4 thereof so that, as amended, said article 4 shall be and read as follows:

"4. The total number of shares of stock which the corporation shall have authority to issue is Eight Hundred Fifty Million (850,000,000) which shall be Common Stock of the par value of $.0001 per share, amounting in the aggregate to Eighty-Five Thousand and 00/100 Dollars ($85,000.00).

Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the corporation from time to time.

SECOND: That the said stockholders and directors of the Corporation have voted to adopt said amendment pursuant to

Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TRUDY CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by William W. Burnham, its President, and Robert A. Gerlin, its Secretary, this 13th day of May, 1987.

TRUDY CORPORATION

By ______________________
William W. Burnham
President

(Corporate Seal)

____
Robert A. Gerlin
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/16/1996
960011070 - 2118500

CERTIFICATE OF RESTORATION
AND REVIVAL OF
CERTIFICATE OF INCORPORATION
OF
TRUDY CORPORATION

It is hereby certified that:

1. Trudy Corporation (hereinafter called the "corporation")

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is February 25, 1987.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805, County of New Castle.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1992 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. the certificate of incorporation of the corporation, which provides for and will continue to provide for perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 29, 1992.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on December 28, 1995.

William W. Burnham, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:54 PM 03/30/2005
FILED 12:54 PM 03/30/2005
SRV 050258436 - 2118500 FILE

CERTIFICATE OF MERGER

OF

STUDIO MOUSE LLC
(a Connecticut Limited Liability Company)

with and into

TRUDY CORPORATION
(a Delaware Corporation)

Pursuant to Section 264(c) of the Delaware General Corporation Law

Trudy Corporation, a Delaware corporation, hereby executes the following Certificate of Merger:

1. The name and state of domicile of each of the constituent entities of the merger are as follows:

Name	State of Domicile
Trudy Corporation	Delaware
Studio Mouse LLC	Connecticut

2. An Agreement and Plan of Merger between the parties has been adopted, approved, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the Delaware General Corporation Law.

3. The name of the surviving entity of the merger is Trudy Corporation, a Delaware corporation.

4. The certificate of incorporation of Trudy Corporation as in existence immediately prior to the effective date of the merger shall be the certificate of incorporation of Trudy Corporation as the surviving entity without amendment thereto.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity, Trudy Corporation, at 353 Main Avenue, Norwalk, CT 06851.

6. A copy of such executed Agreement and Plan of Merger will be furnished by the surviving entity, Trudy Corporation, on request and without cost, to

any stockholder of Trudy Corporation and to any Member of Studio Mouse LLC.

7. The merger shall be effective on March 31, 2005.

IN WITNESS WHEREOF, Trudy Corporation has caused this Certificate of Merger to be executed and delivered by its President as of the 30th day of March 2005.

TRUDY CORPORATION

By:____________________________

William W. Burnham, its President